UNITED STATES DISTRICT COURT FOR
THE SOUTHERN DISTRICT OF NEW YORK

THE ZEMEL FAMILY TRUST, on behalf of itself   )
and a class of persons similarly situated,    ) CIVIL ACTION NO. 7438
                                              )
                            Plaintiff,        )
                                              ) CLASS ACTION
         - against -                          ) COMPLAINT
                                                ---------
                                              )
PHILIPS INTERNATIONAL REALTY CORP.,           )
PHILIP PILEVSKY, LOUIS J. PETRA, SHEILA       ) JURY DEMANDED
                                                -------------
LEVINE, BRIAN GALLAGHER, ELISE JAFFE,         )
ROBERT S. GRIMES, ARNOLD S. PENNER, and       )
A.F. PETROCELLI,                              )
                            Defendants.       )

         Plaintiff, the Zemel Family Trust, as and for its complaint, alleges as follows upon information and belief, based upon the investigation of its counsel, including but not limited to a review and analysis of the publicly available documents, except for paragraphs 20 through 21, which are alleged upon personal knowledge, as follows:

                                 NATURE OF CASE
                                 --------------
         1. This is a class action brought on behalf of all record holders of the shares of Philips International Realty Corp. ("Philips" or the "Company") as of August 15, 2000 or their successors-in-interest, except for the defendants and any firm, person, trust, corporation, or other entity related to or affiliated with any of the defendants (the "Class").

         2. On about September 8, 2000, Philips disseminated a proxy solicitation statement on Schedule 14a (the "Proxy") to holders of record of its shares as of August 15, 2000, for a shareholders' meeting to be held on October 10, 2000.

         3. The Proxy seeks shareholder approval of two proposals:

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            (a) an amendment to Philips' charter reducing the affirmative stockholder vote necessary to approve an extraordinary corporate transaction, such as the liquidation of the Company, from its present requirement of two-thirds of all votes entitled to be cast, to a majority of all votes entitled to be cast; and

            (b) a plan of liquidation of the Company (the "Plan of Liquidation" or the "Liquidation").

         4. The Plan of Liquidation which is being proposed is composed of four segments, some of which have already occurred:

            (a) the dilatory approval of a sale of certain assets to Kimco Realty Corporation ("Kimco"), which closed in July 2000 (the "Prior Kimco Transaction");

            (b) the sale of certain significant assets to a group lead by defendant Philip Pilevsky ("Pilevsky"), the chairman of Philips' board of directors, and other of his family members, including his sister, defendant Sheila Levine ("Levine"), the Company's chief operating officer (the "Insider Transaction");

            (c) a second proposed sale to Kimco (the "Current Kimco Transaction"); and

            (d) the marketing of certain other properties, which has not yet occurred, and for which Class members are being asked to vote for without knowing prices or time frames in which such properties will be sold (the "Open Market Transaction").

         5. By way of the Plan of Liquidation, Class members may, but are not guaranteed, to receive gross cash consideration equal to $18.25 per share, and will no longer retain their interests in the Company.

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         6. Plaintiff and Class members have not be informed as to what their net consideration is, whether they can reasonably expect that they will ever receive $18.25 per share, given that a portion of the assets has not yet occurred.

         7. Furthermore, they have not been informed that the net asset value of the Philips' portfolio is about $21.00 to $22.00 per share.

         8. The $18.25 per share price, moreover, is inadequate and unfair, as it is based upon the market price of the Company's shares which has been depressed over the past several years through the actions and mismanagement of Pilevsky and the remaining individual defendants (together with Pilevsky, the "Individual Defendants").

         9. Furthermore, it is a gross figure, from which undisclosed expenses will be deducted.

         10. Thus, Class members are being asked to vote for a Plan without being informed as to how much consideration will be received, or the true value of Philips' assets.

         11. Approval for the Plan of Liquidation is being solicited through a materially false and misleading Proxy, in violation of Section 14(a) of the Securities Exchange Act of 1934.

         12. In order to assure approval of the Plan of Liquidation, and his ability to cheaply purchase certain of Philips properties, moreover, Pilevsky has taken steps to manipulate the Class' voting franchise by seeking approval of an amendment to the Company's Charter (the "Charter" and the "Charter Amendment") pursuant to a false and misleading Proxy, simultaneously with the Plan of Liquidation.

         13. By seeking approval of the Charter Amendment, Pilevsky seeks to manipulate the voting requirements under applicable Maryland law, so that the Plan of Liquidation may be approved by less than 40% of Class members (excluding the 25% of Philips' share which the Pilevsky Group holds). Maryland Law requires a two-third vote for extraordinary transactions.

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         14. Class members have no appraisal rights, as the Company is traded on the New York Stock Exchange, although the market for Philips' shares is highly illiquid.

         15. Because approval of the Plan of Liquidation is being solicited pursuant to a false and misleading Proxy, and because of Pilevsky's manipulation of the Class' members voting franchise, Class members will suffer irreparable damage if the vote and the Liquidation are not enjoined.

                                  JURISDICTION
                                  ------------

         16. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. ss. 1331, governing federal question jurisdiction, Section 27 of the Securities Exchange Act of 1934 (the "Exchange Act"), 15
U.S.C. ss. 78aa, as amended, and the principles of supplemental and pendant jurisdiction.

         17. Plaintiff brings claims pursuant to Section 14(a) and 20(a) of the Exchange Act, 15 U.S.C. ss.ss. 78n(a) and 78t(a), and the rules promulgated thereunder, and under the state of Maryland.

         18. This Court has personal jurisdiction over the defendants because:
(a) this is the jurisdiction in which the Company maintains its principal place of business; (2) it is thus the place where Philip's business took place and
(3) where, in significant part, the tortious acts and circumstances giving rise to the claims alleged here occurred.

         19. Venue is proper in this judicial district under 28 U.S.C. ss. 1391 as this is the judicial district in which a substantial part of the events or omissions giving rise to the claims occurred.

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                                    PARTIES
                                    -------

         20. Plaintiff, the Zemel Family Trust (the "Trust"), has at all time relevant been a shareholder of Philips

         21. The Trust purchased 2,000 shares of Philips stock on April 19,
2000.

         22. Pilvesky is the chairman of Philip's board of directors and the founder of Philips. At relevant times, Pilevsky (and Levine) have maintained control over Philips, its business and management.

         23. Pilevsky is part of the Pilevsky Group, a group consisting of Pilevsky, Levine, various members of the Pilevsky family, and their affiliated entities.

         24. The Pilvesky Group presently owns approximately 25% of Philips outstanding stock and 25% of Philips' operating units and, through the Liquidation, seeks to purchase some of Philips' most valuable properties.

         25. Philips is a Maryland incorporated, self-administered real estate investment trust ("REIT"), whose principal place of business is in New York City.

         26. Philips was formed by members of the Philips Group for the purpose of continuing and expanding the shopping center business of affiliates of the Pilevsky Group, and is owned and controlled in significant part by Pilevsky and the Pilevsky Group.

         27. Philips stock is traded on the New York Stock Exchange. However, the market for Philips' stock is illiquid, with the average daily trading of Philips stock at about 14,000 shares per day.

         28. As of December 31, 1999, Philips's portfolio consisted of interests in 26 retail properties plus two development sites. Twenty-one of the properties are anchored by national or regional supermarkets of discount stores such as Publix Supermarkets, Inc., Winn-Dixie Stores, Inc., Waldbaums/APW Supermarkets, Inc., and K-mart.

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         29. Philips is the general partner of Philips International Realty,
L.P. (the "Operating Partnership"), the operating partnership which owns the properties, and holds about 75% of the units in the Operating Partnership. As part of Philips' formation in 1997, the Philips Group received limited partnership units (the "Units") in the Operating Partnership which are redeemable at the unitholder's request, and presently own about 25% of the Operating Partnership Units.

         30. A significant portion of the consideration being contributed to Philips in exchange for the Insider Transaction segment of the Liquidation is the redemption of the Philips Group's Operating Partnership Units.

         31. Levine is Philip's chief operating officer, a member of the Philips Group, and a director of the Company. Levine oversees the daily operations of the Company and the Company's property development, and was one of the founders of the entities which eventually comprised Philips. Levine is Pilevsky's sister.

         32. Defendant Louis J. Petra ("Petra") is the Company's president and a director, and was the Kimco's chief financial officer prior to joining Philips. At Philips' formation, Petra entered into a significant employment contract which provides that Philips termination, he will receive significant remuneration.

         33. Defendant Brian J. Gallagher ("Gallagher") is the Company's director of operations.

         34. At Philips' formation, Gallagher entered into a significant employment contract which provides that at Philips' termination, Gallagher will receive substantial remuneration.

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         35. Defendants, Elise Jaffe ("Jaffe"), Arnold J. Penner ("Penner"),
A.F. Petrocelli ("Petrocelli") and Robert S. Grimes ("Grimes") are purportedly outside directors of the Company.

                               CLASS ALLEGATIONS
                               -----------------

         36. Plaintiffs bring this action individually and as a class action pursuant to Federal Rule of Civil Procedure 23(a) and (b)(1)-(b)(2), or alternatively, Rule 23(b)(3), on behalf of the Class defined in paragraph 1 above.

         37. This action is properly maintainable as a class action for the following reasons:

             (a) The Class of shareholders for whose benefit this action is brought is so numerous that joinder of all members is impracticable. As of August 15, 2000, there were 7,200,000 shares of Philips stock outstanding held by hundreds of shareholders of record scattered throughout the United States. The exact number of shareholders can be determined through the books and records of the Company.

             (b) There are questions of law and fact which are common to members of the Class, including, inter alia, the following:

                 (i) whether the Defendants have engaged in a plan and scheme to violate Maryland law or otherwise breach their fiduciary obligations to the Class;

                 (ii) whether the Defendants have taken steps to manipulate the Class' voting franchise in order to ensure that the Plan of Liquidation, and in particular the sale of certain assets to the Pilevsky Group, is approved;

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                 (iii) whether plaintiff and the other members of the Class will be or were damaged by the conduct and transactions complained of herein;

                 (iv) Whether defendants disseminated a false and misleading Proxy.

             (c) This is not an action brought on behalf of all shareholders of Philips, but on behalf of 75% of Philips' shareholders, and therefore all claims asserted in this action are properly brought on a class basis, rather than on a derivative basis.

         38. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature.

         39. Plaintiff's claims are typical of the claims of the other Class members. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

         40. The prosecution of separate actions by individual members of the Class could create a risk of inconsistent or varying adjudications with respect to individual members of the Class, which would establish incompatible standards of conduct for defendants or adjudication with respect to individual members of the Class which, as a practical matter, would be dispositive of the interests of the other members not parties to such adjudication.

                            SUBSTANTIVE ALLEGATIONS
                            -----------------------

The Formation of Philips and Pilevsky's Self-Dealing
----------------------------------------------------

         41. Philips was formed in about 1997, by Pilevsky, Levine and other members of the Pilevsky Group for the purpose of continuing and expanding the Philips Group's business of acquiring, developing, and redeveloping community and neighborhood shopping centers.

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         42. Philips was initially formed by the contribution of twelve properties by the Philips Group, and the contribution of an additional property in Lake Worth, Florida by National Property.

         43. Philips completed its initial public offering in May 1998, selling 7,200,000 shares of stock at $17.50 per share and raising approximately $113,000,000 in proceeds.

         44. The initial offering prospectus touted Philips as having three fundamental practices: (1) developing, expanding and acquiring shopping centers; (2) continuing to develop its local and regional market expertise; and
(3) establishing and maintaining a diversified tenant mix.

         45. The initial offering prospectus further stated that Philips' goal was to maximize the long-term value of the Company and the total return to its shareholders.

         46. At the time of its founding, Philips entered into a three year employment agreement with Levine, and employment agreements with Petra and Gallagher which allowed for them to obtain significant cash payments and the forgiveness of certain debts upon the termination of their employment.

         47. It also entered into a management agreement with Philips Holding Company, a management company wholly owned by Pilevsky and Levine.

         48. As a result of Philips' formation, the Philips Group was able to increase the liquidity of their interests in their properties, obtain a release and indemnification by Philips of certain debts owed by members of the Pilevsky Group, including Pilevsky, and receive options for the purchase of Philips' common stock.

         49. Pilevsky, Levine and other members of the Philips Group, however, continued to retain other significant interests in other shopping centers.

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         50. At the time of its formation, Philips had a net asset value of
$50.00 per share of common stock.

         51. Prudential Securities was the investment advisor for the formation of Philips, and continued as the Company's investment advisor throughout the process leading to the Liquidation proposal.

         52. Nothing in the initial offering prospectus warned shareholders that within two years of its initial public offering, and only months after spending Philips' money to make significant acquisitions, and significant investments in certain properties, the Philips' board of directors, lead by Pilevsky and Levine, would recommend Philips' liquidation, and the sale of a substantial portion of Philips' assets back to the Pilevsky Group.

Pilevsky's Self-dealing Transactions
------------------------------------

         53. Almost immediately after Philips' public offering, Pilevsky and Levine started using Philips as the Pilevsky Group's personal piggybank.

         54. Although the stock price of a public traded REIT such as Philips is dependent in significant part on the REIT's funds from operations or "FFO", the Individual Defendants took no steps to increase Philips' FFO.

         55. Rather, throughout Philips short, two year life span, Pilevsky and Levine, and the other Individual Defendants continually diverted Philips' cash to develop properties which the Pilevsky now seeks to purchase in the Liquidation or used Philips as a "dumping ground" for the Pilevsky Group's less desirable properties.

         56. Many of these diversionary tactics took the form of investments which Philips was caused to make at inflated prices in joint ventures with affiliates of the Pilevsky Group.

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         57. In each of these joint venture investments, however, Philips received the "short end" of the stick.

(a) The K-Mart Portfolio
    --------------------

         58. One of the first self-interested transactions in which Philips was caused to engage was the purchase over time from the Pilevsky Group of a group of poorly performing shopping centers in which K-mart was the anchor store (the "K-mart Portfolio").

         59. Although K-mart was experiencing financial problems at the time, in the third quarter of 1998, the Individual Defendants caused Philips to purchase a 28.6% interest in a partnership controlled by Pilevsky, which owned the K-mart Portfolio.

         60. Philips paid $12,700,000 for its 28.6% interest, giving the entire portfolio an implied equity value of about $44,400,000.

         61. Several months later, in the fourth quarter of 1998, the Individual Defendants again caused Philips to purchase an additional 14.3% interest although the financial fortunes of K-mart had only gotten worse.

         62. This purchase was for $6,400,000, implying an increased total portfolio value of about $44,800,000.

         63. In about July 1999, Pilevsky caused Philips to purchase the remaining 57.1% equity interest in the K-mart Portfolio for $30,400,000 for an implied equity value of $53,200,000.

         64. Thus over a less than one year period, the Pilevsky partnership was able to dump on Philips a portfolio whose value was rapidly decreasing, while at the same time causing Philips to pay the Pilevsky partnership increasing consideration for its interests.

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         65. In recent time, at least two of the K-mart anchor stores have closed, rendering at least two of the shopping centers of little value.

         66. By effecting this sale, however, Pilevsky was able to foist the risk of selling this troubled portfolio to Philips, while his partnership earned over $50,000,0000 for the sale.

         67. As part of the Plan of Liquidation, the Individual Defendants are now asking for shareholder approval so that Philips can market for these properties while misleading Class members into believing that Philips may realize up to $41,000,000 for them, -- a substantial loss in only a few months if they can be sold at all.

         68. Given K-mart's financial difficulties, the fact that two of the K-mart stores have closed, and that neither Kimco nor Philips wanted to purchase these properties; it is unreasonable to represent or believe that Philips will be able to sell these properties at about $41,000,000, or within a reasonable time after approval of the Liquidation.

(b) The Third Avenue Property
    -------------------------

        69. Another self-interested transaction involves the property located at 1517 to 1523 Third Avenue, in New York City (the "Third Avenue property"), a property so valuable that Pilevsky has either already purchased it himself, according to one public filing, or seeks to purchase the entire property in the Liquidation, according to the Proxy.

         70. Sometime in 1998 or 1999, Pilevsky and the Individual Defendants caused Philips to enter into a joint venture agreement for the purchase of the Third Avenue Property with another Pilevsky affiliated entity.

         71. Through its purchase, Philips purportedly obtained a 50% non-controlling interest in the property for a purchase price of $3,400,000.


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         72. Although it was supposed to be a partner with Philips, the
Pilevsky controlled entity received a 50% controlling interest, for an undisclosed purchase price, but which may well have been as low as $1,6000,000, for a total purchase price of $15,000,000 (less a $10,000,000 mortgage).

         73. In 1999, Philips was caused to invest an additional $3,700,000 in the Third Avenue Property, although it did not receive any greater interest in the joint venture, much less control, making its total investment $7,100,000.

         74. Philips' Form 10-K for the period ended December 31, 1999, filed with the SEC on March 31, 2000 (the "1999 10-K") indicates that the Third Avenue property was sold in the first quarter of this year.

         75. The 1999 10-K further indicates that although the Third Avenue property is in the heart of the Upper East Side, one of the best real estate markets in the country, for its investment Philips received only about $7,800,000 or its initial investment plus some interest.

         76. In conflict with the 1999 10-K, however, the Proxy presently seeks shareholder approval of the sale of the Third Avenue property to the Pilevsky Group as part of the Plan of Liquidation.

         77. Furthermore, Class members are only receiving a return of their investment for a 50% joint venture interest in property which Philips itself has described "a prime retail/residential redevelopment opportunity in the heart of Manhattan's affluent Upper East Side." Form 10-K405 for the period ended December 31, 1998, filed with the SEC on March 31, 1999
(the "1998 10-K").


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(c) The Munsey Shopping Center
    -------------------------

         78. In 1998, Philips was caused to purchase a shopping center located in Munsey, New York, an affluent conclave in Nassau County, New York (the "Munsey Shopping Center").

         79. Philips described the Munsey Shopping Center, as "situated at the intersection of Northern Boulevard and Searingtown Road, directly across from the Americana `Miracle Mile' shopping corridor, one of the premier retail markets on Long Island." 1999 10-K.

         80. Philips paid $21,000,000 for the upscale shopping center, located in one of the most prestigious areas of Long Island.

         81. Although real estate prices have skyrocketed in that area since Philips purchase of the Munsey Shopping Center, in April 2000, Pilevsky caused Philips to sell the Munsey Shopping Center at a loss of $3,000,000 or $18,600,000 to Kimco in the Prior Kimco Transaction.

         82. Philips's loss in a short period of time, in an escalating real estate market indicates that either that Philips initially significantly overpaid for the property, or that it is selling it to Kimco at a discount.

         83. Philips has never disclosed from whom it purchased the Munsey Shopping Center at an inflated price. Upon information and belief, Philips purchased the Munsey Shopping Center from the Pilevsky Group.

(d) The Hialeah Properties
    ----------------------

         84. Pilevsky and Levine, among others, also diverted monies from Class members in order to develop certain properties located in Hialeah, Florida.


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         85. Having used Philips' money to develop these properties, the
Pilevsky Group presently seeks to purchase these properties in the Liquidation (the "Hialeah Properties"), just as the value of this development investment is to be realized.

         86. Pilevsky and the Pilevsky Group have owned the Hialeah Properties since 1985, and contributed the properties to Philips at the time of its initial public offering.

         87. The Hialeah Properties consist of four adjacent properties, located in Miami, Florida is what, according the 1999 10-K, is a unique, one-mile retail shopping corridor that fronts both sides of West 49th Street, locally known as "Palm Springs Mile."

         88. During the past two years, since contributing the Hialeah Properties to Philips, Pilevsky has caused Philips to invest approximately $50,000,000 toward the development of the Hialeah Properties--an amount which exceeds the initial $40,000,000 purchase price of these properties to Philips, bringing Philip's total investment in these properties to about $90,000,000.

         89. Although these properties are well occupied and have experienced steadily increasing rents since they were purchased by Philips, Philips and the Class has yet to realize any appreciable return on its investment because 40% of the properties tenants are due to renew their leases within the next three years.

         90. Consequently, it is not until the leases are renewed at higher rental rates as a result of the investment in the properties, that the owner of the properties will realize the increased cash flow from any investment in the Hialeah Properties.

         91. The Pilevsky Group, however, seeks to purchase the Hialeah Properties in the Liquidation, thereby enabling them to earn the increased revenues which will result from Philip's investment in the properties.

         92. As a result of these transactions, in which Pilevsky and Levine effectively used Philips as their personal piggybank, Pilevsky and Levine, among others, have diverted Philips' monies in order to develop properties which the Pilevsky Group now seeks to purchase based upon a depressed price for Philip's shares.

         93. The price of Philip's stock has remained depressed and the asset value of the Company has remained artificially low as a result of these self-interested transactions.

Defendants Determine to Liquidate Philips
-----------------------------------------

         94. Although Philips only completed its initial public offering two years ago, in early 1999, the Individual Defendants determined that it was time to liquidate the Company.

         95. After purportedly "shopping" the Company and exploring other alternatives with its long-term financial advisor, Prudential and its long time counsel, Pryor Cashman Sherman & Flynn LLP ("Pryor Cashman"), defendants determined that liquidation was the best alternative for the Company, and that a significant portion of the portfolio would be liquidated to Kimco.

         96. Petra, Philips' president, was the former chief financial officer of Kimco.

         97. Purportedly some time during the process of making this determination, Pilevsky proposed that the Pilevsky Group purchase some of Philips most valuable properties, purportedly because Kimco was not interested in purchasing them.

         98. Although a significant portion of the portfolio was going to be sold to the Pilevsky Group, both Pryor Cashman and Prudential, the Company's long term advisors, continued to work out the details of the Plan of Liquidation.

         99. No separate representation or independent advisors were retained to represent the Class members.

         100. A four segment Plan of Liquidation was eventually crafted.


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

         101. One of those segments called for Pilevsky to buy the Hialeah Properties, the Third Avenue properties and an additional property.

         102. Two of those segments called for Kimco to buy the remaining Philips' portfolio, except for the K-mart portfolio.

         103. The fourth segment of the Plan of Liquidation calls for Philips to retain the risk of marketing and selling the K-mart Portfolio.

         104. If Philips is able to sell the K-mart Portfolio within a reasonable time for an estimated price of $41,500,000, Class members may receive $18.25 per share less expenses of the Liquidation, an amount which has not been disclosed by the Defendants.

         105. Thus, Class members will net even less than $18.25.

         106. The Proxy indicated that $18.25 is a premium to Philip's current market price, although this price has been depressed by the Individual Defendants' mismanagement.

         107. The price which Class members will receive is unfair and inadequate, and is well below the net asset value of the Philips' portfolio, which analysts place at about $21 to $22 per share.

         108. A fairness analysis was performed by the investment firm of Houlihan Lokey Howard and Zukin Financial Advisors ("Houlihan").

         109. The process which Houlihan employed to make this determination was convoluted, misleading and directed at justifying the lowest possible price.

         110. Even under Houlihan's convoluted analyses, however, the price per share which Class members may receive in the Liquidation is not fair.

         111. According to Houlihan, the range of fair value is $18.19 to $18.47 per share only if (a) the K-mart Portfolio is sold, within a reasonable time, for $41,500,000 and (b) costs of the Liquidation are consistent with some undisclosed amount related to Houlihan by management (but not revealed to Class members).

         112. If either the K-mart Portfolio is not sold in a reasonable amount of time or for an amount less than $41,500,000 or the expenses are greater than that "undisclosed" amount related to Houlihan but not to Class, the Liquidation will not fall into even Houlihan's depressed range of fairness.

The False and Misleading Proxy
-----------------------------

         113. The Proxy, disseminated on about September 8, 2000, both conflicts with Philips earlier public filings, and is materially false and misleading.

         114. The Proxy seeks Class member approval of both an amendment to the Company's Charter, and approval of the four segment Plan of Liquidation.

         115. The Proxy violates Section 14(a) of the Exchange Act and Regulation S-K thereto, among other sections of the federal securities laws, and certain actions taken by the Individual Defendants in order to assure approval of the proposals, violate their fiduciary obligations and obligations of good faith and fair dealing.

The Proxy Does Not Clearly Delineate the Subject of the Vote
------------------------------------------------------------

         116. In the first instance, the Proxy is not clear as to whether it solicits shareholder approval of both the Charter Amendment and the Plan of Liquidation, or just the Charter Amendment with a second vote on the Liquidation.

         117. Although the Proxy voting card itself seems to indicate that pursuant to the Proxy, Class members may vote for both the Charter Amendment and the Plan of Liquidation, the response in the "Q&A" section of the Proxy indicates that a second vote will be held respecting the Plan of Liquidation, once the Charter Amendment is approved.

         118. For instance, in response to the "Q&A" question as to "What vote of stockholders is required to approve the proposals?" (Proxy at p. 7), the Proxy misleadingly states:

If the charter amendment proposal is approved, we plan to immediately file articles of amendment setting forth the charter amendment with the State Department of Assessments and Taxation of Maryland. We expect that the vote on the plan of liquidation will take place immediately subsequent to this filing, in which case approval of the plan of liquidation will require the affirmative vote of a majority of all votes entitled to be cast by holders of our common stock.

         119. Class members are thus mislead as to whether there will be another vote regarding the Liquidation, and the percentage of affirmative shareholder votes necessary in order to approve the Liquidation.

         120. This ambiguity in the Proxy will prevent any shareholder from being able to form a dissent group in order to defeat the Liquidation since dissident shareholders will not know whether a majority or two-third vote will be required to approve the Liquidation.

         121. Furthermore, through the Charter Amendment, Pilevsky and the Individual Defendants are stripping Class members of their rights and manipulating the shareholder voting franchise.

         122. According to the Proxy at page 19 (page numbers refer to the electronically filed Proxy), the Charter Amendment may be approved by only a simple majority of those Philips shareholders able to vote.

         123. However, the Charter Amendment effectively disenfranchises one third of Philips' shareholders, by allowing the a simple majority of those shareholder entitled to vote to eliminate the voting power of over one third of Philips shareholders (by decreasing the required vote from two-thirds to a majority).

         124. Applicable Maryland law requires that an extraordinary transaction such as a liquidation be approved by two-thirds of the outstanding shares entitled to vote (ie. excluding shares of interested shareholders).

         125. Although the Philips' Charter at Article VII allows for charter amendments by majority vote, it gives no indication that a Charter Amendment reducing the voting rights of two-thirds of Philips' shareholders may be reduced through an amendment approved by a simple majority of its shareholders.

         126. By relying upon Article VII of the Charter to allow for a majority to amend and eliminate protection for two-thirds of Philips' shareholders, the Individual Defendants are intentionally and willfully manipulating Philips' voting machinery and are violating their fiduciary obligations and their obligations of good faith and fair dealing.

The Individual Defendants Commenced the Liquidation without Shareholder Approval
--------------------------------------------------------------------------------

         127. By agreement dated April 28, 2000, the Individual defendants caused Philips to agree to sell eight shopping centers to Kimco for $132,000,000.

         128. The Proxy at page 11 indicates that this transaction referred to in the Proxy and in this complaint as the Prior Kimco Transaction, has already closed.

         129. The Proxy further indicates that the Prior Kimco Transaction is the first segment of the Plan of Liquidation.

         130. The Prior Kimco Transaction was completed without shareholder approval as required under applicable Maryland Law.

         131. By admittedly commencing the Liquidation before Class members have approved the Plan of Liquidation, the Individual Defendants have breached their fiduciary obligations to the Class by knowingly violating the law, and have violated applicable Maryland Law.

The Proxy Fails to Describe the Properties or Give Values for the Properties
----------------------------------------------------------------------------

(a) The Open Market Transaction
    ---------------------------

         132. The Proxy completely omits any information about the properties or gives any financial information about the properties or their histories, making it impossible for a Class member to cast an informed vote on the Plan of Liquidation.

         133. The Proxy's discussion of the Open Market Sale of the K-mart Portfolio is false and misleading for a number of reasons.

         134. The Proxy asks for shareholder approval of sale of the K-mart Portfolio based upon a potential sale of that portfolio for a listing price of $41,500,000.

         135. The Proxy thus asks shareholders to approve a sale of this portfolio although it is impossible to know at this point whether that portfolio will actually be sold for $41,500,000.

         136. Furthermore, the Proxy fails to disclose that there is no reasonable basis to estimate that the K-mart Portfolio will sell for $41,500,000. K-mart has closed at least two of the K-mart stores in those shopping centers, yet another fact which the Proxy fails to disclose.

         137. The Proxy further fails to disclose that the K-mart Portfolio was recently purchased from the Pilevsky Group, as described above, and that Kimco did not want to buy these properties given K-mart's poor financial position.

         138. Therefore, defendants have no reasonable basis for believing that it is unlikely that these shopping centers, which Pilevsky dumped on Philips will be purchased soon.

The Insider Transaction
-----------------------

         139. The Proxy is further misleading in its description of those properties which the Pilevsky Group seeks to purchase.

         140. One of the three properties which the Pilevsky Group seeks to purchase is the Third Avenue property.

         141. However, neither the Proxy nor any other Philips' public filing disclose the terms of the joint venture agreements to which Philips was a party, the original purchase price of the Third Avenue property by the joint venture or the Pilevsky Group's contribution to the joint venture. Thus, Class members have no information enabling them to make an independent determination as to whether the consideration they are receiving for Philip's interest is fair and adequate.

         142. Furthermore, the Proxy fails to describe the Third Avenue property, much less disclose that it is a prime residential real estate site, containing almost 100 apartment units and an excess of 10,000 square feet of valuable retail space fronting Third Avenue.

         143. Finally, as described above, there is no attempt to reconcile Philip's earlier public disclosure that the Third Avenue property has already been sold, with disclosures in the Proxy, which seeks shareholder approval for its sale.

The Hialeah Properties
----------------------

         144. With respect to the Hialeah Properties, the Proxy fails to disclose the value of the development or expansion potential as referred to in relation to these properties in the 1999 10-K.

         143. Although almost 40% of the leases for the Hialeah Properties are due for renewal in the next three years, the Proxy further fails to disclose discuss the renewals, the prices at which the renewals can be expected, the anticipated future occupancies of the Hialeah Properties, or other information which would enable Class members to make an informed determination as to whether they are receiving a sufficient and fair price for the monies Philips has paid for and invested in those properties.

The Inadequate and Misleading Houlihan Opinion
----------------------------------------------

         144. The proxy is further misleading in that it contains a misleading "fairness opinion".

         145. The Houlihan fairness opinion is purportedly set out in Exhibit C of the Proxy, and described at pages 24-30 of the Proxy.

         146. However, Exhibit C to the Proxy constitutes nothing more than a summary of Houlihan's fairness opinion.

         147. For instance, Exhibit C fails to discuss the methodologies used by Houlihan, the values such as cash flow projection, net operating income, the net asset value, capitalization rates, and the bases for those rates, used by Houlihan to derive its analyses of the "estimated enterprise value".

         148. Houlihan does not indicate why it chose to derive the "estimated enterprise" value of the Philips, rather than its fair market value, or to define what estimated "enterprise value" means.

         149. Enterprise value is an ambiguous term which is not defined in the Uniform Standards of Professional Appraisal Practice or by the American Society of Appraisers.

         150. The Houlihan Fairness opinion further fails to explain why the enterprise value, which generally refers to an on-going business enterprise, is applicable to a liquidation and sale of real estate, and/or why a value significantly less per share than Philips' net asset value of at least $21.00 to $22.00 per share is fair to Class members.

         151. Furthermore, there is no indication as to why Houlihan chose to re-evaluate the Kimco transactions already evaluated by Prudential.

         152. With respect to its "valuation" of the Redevelopment Properties, particularly the Hialeah Properties, the Houlihan "fairness opinion" fails to disclose how much, if any value, was attributed to the development or expansion potential of those properties.

         153. Furthermore, the Houlihan "fairness opinion" is dependent upon Philips being able to sell the K-mart Portfolio for the projected sales price of about $41,000,000, within a reasonable time period.

         154. Houlihan does not opine upon nor does it consider the fairness of the Liquidation if the K-mart Portfolio cannot be sold for the anticipated price, if it cannot be sold within a reasonable period of time, or if all or a portion of the K-mart Portfolio cannot be sold at all.

         155. Houlihan's fairness opinion initially derives a fairness range per share of $18.46 to $20.00, prior to any costs associated with the Liquidation.

         156. Houlihan then artificially lowers that range by evaluating the Insider Group segment, and deriving a total fairness range after expenses of $18.19 to $18.47.

         157. The Proxy does not disclose the amount of expenses which will be netted out of the consideration to be received by Class members, and Houlihan has not been asked to opine whether such expenses are reasonable, or whether the Liquidation is fair if expenses are greater than those represented by management.

                                     COUNT I

                  (On Behalf of the Class, Under Section 14(a)
       of the Exchange Act against Philips and the Individual Defendants)
       ------------------------------------------------------------------

         162. Plaintiff repeats and realleges all of the previous allegations.

         163. The Proxy contains untrue statements of material fact and/or omits to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as set forth at paragraphs 113 through 157.

         164. The Company and the Individual Defendants negligently failed to discover and/or disclose these facts in the Proxy, and thus the Proxy contains untrue statements of material fact or omits to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         165. The Company and the Individual Defendants have violated Section 14(a), and the rules and regulations promulgate thereunder.

         166. The Company and the Individual Defendants will cause Class members irreparable damage.

                                    COUNT II

                  (On Behalf of the Class, Under Section 20(a)
             Of The Exchange Act against the Individual Defendants)
             ------------------------------------------------------

         167. Plaintiff repeats and realleges all of the previous allegations.

         168. The Individual Defendants acted as controlling persons of the Company within the meaning of ss. 20 of the Exchange Act.

         169. The Individual Defendants, and in particular Pilevsky and Levine, had the power and authority to direct the action of the Philips and to cause Philips to disseminate a false and misleading Proxy. By virtue of their positions, the Individual Defendants had the power and authority to direct the actions of Philips and to cause Philips to engage in the wrongful conduct complained of herein with respect to the Proxy.

         170. By reason of such wrongful conduct, the Individual Defendants are liable pursuant to ss. 20(a) of the Exchange Act.

         171. As a direct and proximate result of the Individual Defendants' wrongful conduct, plaintiff and the other members of the Class will suffer irreparable damage.

                                    COUNT IV

             (On behalf of the Class for Breach of Fiduciary Duties
                       Against the Individual Defendants)
                       ----------------------------------

         172. Plaintiff repeats and realleges all of the previous allegations.

         173. The Individual Defendants' actions constituted a breach of their fiduciary duties to Class members under applicable Maryland Law.

         174. By virtue of their acts, Class members have suffered and will suffer damages not compensable by monetary damages.

         WHEREFORE, plaintiff, individually and as a representative of the Class, prays for judgment for himself and the Class as follows:

              (a) That the Court decree that the action be properly maintained on behalf of a nationwide Class, that plaintiff be appointed as lead plaintiff and that the undersigned counsel be appointed as lead plaintiffs' counsel;

              (b) That the Court enjoin the October 10, 2000 shareholders' meeting, the amendment of Philips' Charter, and the closing of the Plan of Liquidation (and all segments thereof, including any sale of properties to Kimco) until defendants comply with their fiduciary obligations of fair dealing and thereafter disseminate a corrected Proxy, or alternatively;

              (c) That the Court award plaintiff and Class members damages, in a sum to be determined at trial;

              (d) That the Court award plaintiff and the Class attorneys' fees and costs to be paid by defendants; and

              (e) That the Court award such other and further relief as the Court may deem just and proper.

Dated: October 2, 2000

                                      GOODKIND LABATON RUDOFF
                                      & SUCHAROW LLP

                                      By /s/ Lynda J. Grant
                                         ----------------------
                                      Lynda J. Grant (LJG-4784)
                                      Stacey Fishbein (admission
                                      pending)
                                      100 Park Avenue
                                      New York, NY 10016
                                      (212) 907-0700 (tel)
                                      (212) 818-0477 (fax)

                                      Attorneys for Plaintiff and the Class

                          CERTIFICATION OF BARRY ZEMEL

         I, Barry Zemel, hereby certifies and swears as follows:

         1. I am a trustee of plaintiff, the Zemel Family Trust (the "Trust"). As trustee, I have reviewed the foregoing class action complaint filed against Philips International Realty Corp. ("Philips") and certain of its directors and officers, and authorize its filing on behalf of the Trust.

         2. The Trust did not purchase any shares of Philips at the direction of counsel or in order to participate in any private action arising under the federal securities laws.

         3. As trustee for the Trust, I am willing to serve as a representative party on behalf of a class in this action, including providing testimony at deposition and trial, if necessary.

         4. On April 19, 2000, the Trust purchased 2,000 shares of Philips common stock, and was a record holder of such shares on August 15, 2000.

         5. During the three years immediately preceding the date of this certification, the Trust has not sought to serve or served as a representative party on behalf of a class in an action brought under the federal securities laws.

         6. I personally served as a representative plaintiff in one prior action during the past three year against Philips Services.

         7. Neither I nor the Trust will accept any payment for serving as a representative plaintiff on behalf of the class beyond my pro-rata share of any recovery, except as ordered or approved by the Court.

         I declare that the foregoing is true and correct to the best of my knowledge, information and belief.

Dated: September 27, 2000
                                        /s/ Barry Zemel
                                        -------------------------------------
                                        Barry Zemel, as trustee for the Zemel
                                        Family Trust



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